     As filed with the Securities and Exchange Commission on August 29, 2000

                                                    Registration No. 333-_______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                CMI CORPORATION
            (Exact name of registrant as specified in its charter)

           Oklahoma                                            73-0519810
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                             I-40 and Morgan Road
                          Oklahoma City, Oklahoma 73101C
                   (Address of principal executive offices)

                       CMI Corporation Stock Option Plan
                             (Full title of plan)

Jim D. Holland                                  Copy to:
CMI Corporation                                 John D. Robertson, Esq.
I-40 and Morgan Road                            Hartzog Conger & Cason
Oklahoma City, Oklahoma 73101                   201 Robert S. Kerr, Suite 1600
(405) 787-6020                                  Oklahoma City, Oklahoma 73102
                                                (405) 235-7000

          (Name, address, and telephone number of agent for service)

                        Calculation of Registration Fee

--------------------------------------------------------------------------------------------------------------------
                                                         Proposed              Proposed
                                                         maximum               maximum
    Title of securities to         Amount to be     offering price per        aggregate             Amount of
        be registered             registered(1)          share(2)              offering          registration fee
                                                                                price
Voting Class A Common Stock,
par value $.10 per share            1,100,000              $2.41             $2,651,000                $700
--------------------------------------------------------------------------------------------------------------------

     (1) Pursuant to Rule 416, this Registration Statement shall cover, in addition to the number of shares of Voting Class A Common Stock stated above, such indeterminate number of additional shares of Voting Class A Common Stock as may be issued under such plan as a result of adjustment provisions thereunder.

    (2) Pursuant to Rule 457(h) and Rule 457(c), this price is estimated solely for the purpose of calculating the registration fee and is based upon the average of the high and low price per share of the Registrant's Voting Class A Common Stock as reported on the New York Stock Exchange on August 24, 2000.

                           ________________________

                                 INTRODUCTION

     This Registration Statement on Form S-8 is filed by CMI Corporation ("the Company") relating to an additional 1,100,000 shares of the Company's Voting Class A Common Stock, par value $.10 per share ("the Voting Class A Common Stock"), issuable to employees of the Company under the CMI Corporation Stock Option Plan f/k/a the CMI Corporation 1992 Incentive Stock Option Plan ("the Plan"). The Company previously registered 1,000,000 shares of Voting Class A Common Stock for issuance under the Plan under Registration Statement No. 33-66274.

                                    Part I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information
         ----------------

     The Company shall deliver or cause to be delivered to each participant, to the extent material (and prior to the making of any investment decision), one or more documents containing the information specified in Item 1. The document or documents themselves are not required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 428 and the Note to Part I.

Item 2.  Registrant Information and Employee Plan Annual Information
         -----------------------------------------------------------

     The Company shall provide to each participant, prior to the making of any investment decision, a written statement advising the participant of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II and stating that these documents are incorporated by reference into the Section 10(a) prospectus. The statement shall also indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b) and include the address (giving title or department) and telephone number to which the request is to be directed. The written statement itself is not required to be filed with the Commission pursuant to Rule 428 and the Note to Part I.

                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

     The documents listed below are incorporated by reference in this Registration Statement; and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents:

               . the Company's Annual Report on Form 10-K for the year ended December 31, 1999;

               . the Company's Quarterly Report on Form 10-Q for the three month period ended March 31, 2000, as amended on August 17, 2000;

               . the Company's Quarterly Report on Form 10-Q for the three month period ended June 30, 2000;

               . the Company's Current Report on Form 8-K filed with the Commission on May 8, 2000; and

               . the description of the Voting Class A Common Stock, $.10 par value per share, of the Company set forth under the caption "AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION" contained in the definitive proxy statement filed by the Company with the Commission on or about January 7, 1992, which description is also incorporated by reference into the Registration Statement on Form 8-A filed by the Company with the Commission on or about January 14, 1992 pursuant to
                    Section 12(b) of the Exchange Act.

Item 4.  Description of Securities
         -------------------------

         Not Applicable.

Item 5.  Interest of Named Experts and Counsel
         -------------------------------------

     The validity of the issuance of the shares offered by the Company will be passed on by Hartzog Conger & Cason, Oklahoma City, Oklahoma. Larry Hartzog, a director of the Company, is a director and shareholder of Hartzog Conger & Cason. Mr. Hartzog is the beneficial owner of 172,700 shares of Voting Class A Common Stock.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

     The Company's Certificate of Incorporation, as amended, contains a provision which limits, to the fullest extent permitted by Oklahoma law, the liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty as a director. Oklahoma law presently permits such limitation of a director's liability except where a director (i) breaches his or her duty of loyalty to the Company or its stockholders, (ii) fails to act in good faith or engages in intentional misconduct or a knowing violation of law, (iii) authorizes payment of an unlawful dividend or stock repurchase, or (iv) obtains an improper personal benefit.

     The Company's Certificate of Incorporation, as amended, further provides that the Company shall indemnify to the full extent authorized by law any person made or threatened to be made a party to any proceeding because that person is or was an officer or director of the Company or any of its subsidiaries. The Bylaws of the Company also provide that the Company shall indemnify any person who is named or threatened to be named as a party to any proceeding because that person is or was an officer or director of the Company or any of its subsidiaries. In order be indemnified, the person must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interests and, in the case of any criminal proceeding, he or she must have had no reasonable cause to believe his or her conduct was unlawful. In addition, in the case of an action or proceeding by or in the right of the Company, no indemnification shall be made with respect to any claim, issue, or matter as to which the person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duties to the Company unless a court of competent jurisdiction shall determine on application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

     The Company must determine whether an officer or director is entitled to be indemnified in a specific case. The determination must be made (i) by a majority vote of directors who are not parties to the proceeding, even though less than a quorum, (ii) by a committee of directors designated by a majority vote of directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

     The Company has obtained directors' and officers' liability insurance to limit its exposure under these provisions.

Item 7.  Exemption from Registration
         ---------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

         4.1    Amended and Restated Certificate of Incorporation of the Company
                (Exhibit 3.2 of the Form 8-K filed February 18, 1992 and Exhibit
                3(i) of the Form 10-Q filed August 14, 1995 are hereby
                incorporated by reference).
         4.2    Amended and Restated Bylaws of the Company (Exhibit 3(ii) of the
                Form 10-Q filed August 13, 1999 is hereby incorporated by
                reference).
         +4.3   CMI Corporation Stock Option Plan, as amended.
         +5     Opinion of Hartzog Conger & Cason.
         +23.1  Consent of KPMG LLP.
         +23.2  Consent of Hartzog Conger & Cason (contained in its opinion filed as Exhibit 5 hereto).
         +24.1  Powers of Attorney (set forth on page 5).

_________________________
+ Filed herewith.

Item 9.  Undertakings
         ------------

         (a)   The undersigned registrant hereby undertakes as follows:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 25th day of August, 2000.

                                          CMI CORPORATION


                                          By: /s/ Bill Swisher
                                             ----------------------------------
                                             Bill Swisher,
                                             Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jim D. Holland and Thane Swisher, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitutes may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE INDICATED CAPACITIES ON AUGUST 25, 2000.

SIGNATURE                                     TITLE
---------                                     -----

By: /s/ Bill Swisher                       Chief Executive Officer and Director
   ---------------------------------
    Bill Swisher

By: /s/ Jim D. Holland                     Senior Vice President, Treasurer and
   ---------------------------------
    Jim D. Holland                         Chief Financial Officer

By: /s/ Jeffrey A. Lipkin                  Director
   ---------------------------------
     Jeffrey A. Lipkin

By: /s/ Joseph J. Finn-Egan                Director
   ---------------------------------
     Joseph J. Finn-Egan

By: /s/ J. Larry Nichols                   Director
   ---------------------------------
     J. Larry Nichols

By: /s/ Thomas P. Stafford                 Director
   ---------------------------------
     Thomas P. Stafford

By: /s/ Ronald Kahn                        Director
   ---------------------------------
     Ronald Kahn

By: /s/ Larry D. Hartzog                        Director
   ---------------------------------
     Larry D. Hartzog

By: /s/ Kenneth J. Barker                       Director
   ---------------------------------
     Kenneth J. Barker